EXHIBIT 1

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $.01 par value per share, of i3 Mobile, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  February 12, 2001

                              GE CAPITAL EQUITY INVESTMENTS, INC.

                              By: Jonathan K. Sprole
                                 ----------------------------------------------
                                 Name: Jonathan K. Sprole
                                 Title: Managing Director and General Counsel



                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By: Jonathan K. Sprole
                                 ----------------------------------------------
                                 Name: Jonathan K. Sprole
                                 Title: Dept. Operations Manager



                              GENERAL ELECTRIC CAPITAL SERVICES, INC.

                              By: Jonathan K. Sprole
                                 ----------------------------------------------
                                 Name: Jonathan K. Sprole
                                 Title: Attorney-in-fact



                              GENERAL ELECTRIC COMPANY

                              By: Jonathan K. Sprole
                                 ----------------------------------------------
                                 Name: Jonathan K. Sprole
                                 Title: Attorney-in-fact



                              Page 16 of __ Pages
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                                CNBC.com LLC

                                By: Elizabeth A. Newell
                                   --------------------------------------------
                                   Name: Elizabeth A. Newell
                                   Title: Assistant Secretary



                                NBC INTERACTIVE MEDIA, INC.

                                By: Elizabeth A. Newell
                                   --------------------------------------------
                                   Name: Elizabeth A. Newell
                                   Title: Secretary



                                NATIONAL BROADCASTING COMPANY, INC.

                                By: Elizabeth A. Newell
                                   --------------------------------------------
                                   Name: Elizabeth A. Newell
                                   Title: Assistant Secretary



                                NATIONAL BROADCASTING COMPANY HOLDING, INC.

                                By: Elizabeth A. Newell
                                   --------------------------------------------
                                   Name: Elizabeth A. Newell
                                   Title: Assistant Secretary




                              Page 17 of __ Pages